UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2014

NICOLET BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	333-90052	47-0871001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street

Green Bay, Wisconsin 54301

(Address of principal executive offices)

 (920) 430-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Benjamin P. Meeuwsen resigned his position as member of the Board of Directors of Nicolet Bankshares, Inc. (“Nicolet”) and from the Audit Committee of the Board effective May 14, 2014, after serving since 2008. There were no disagreements between Nicolet and Mr. Meeuwsen on any matter.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of Nicolet, held on May 12, 2014 (the “Annual Meeting”), Nicolet’s shareholders approved the following proposals by the votes set forth below:

Proposal 1: Election of Directors

Name	For	Withheld	Broker Non-Votes
Robert B. Atwell	2,559,552	37,086	560,287
Michael E. Daniels	2,564,015	32,623	560,287
John N. Dykema	2,577,628	19,010	560,287
Gary L. Fairchild	2,569,646	26,992	560,287
Michael F. Felhofer	2,565,014	31,624	560,287
Christopher Ghidorzi	2,563,455	33,183	560,287
Kim A. Gowey	2,564,203	32,435	560,287
Andrew F. Hetzel, Jr.	2,573,940	22,698	560,287
Donald L. Long, Jr.	2,581,894	14,744	560,287
Benjamin P. Meeuwsen	2,565,565	31,073	560,287
Susan L. Merkatoris	2,554,338	42,300	560,287
Therese B. Pandl	2,563,909	32,729	560,287
Randy J. Rose	2,565,565	31,073	560,287
Robert J. Weyers	2,553,663	42,975	560,287

Proposal 2: Ratification of the selection of Porter Keadle Moore, LLC as Nicolet’s independent registered public accounting firm for the year ended December 31, 2014.

For	Against	Abstain	Broker Non-Votes
3,129,569	15,312	12,044	N/A

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2014	NICOLET BANKSHARES, INC.

	By:	/s/ Ann K. Lawson
Name: Ann K. Lawson
Title: Chief Financial Officer